Micromet Announces Pricing of Public Offering of
9.9 Million Shares of Common Stock

Bethesda, Maryland, November 11, 2010 – Micromet, Inc. (NASDAQ: MITI) announced today the pricing of an underwritten public offering of 9,900,000 shares of its common stock at a public offering price of $7.30 per share.  The Company has granted the underwriter a 30-day option to purchase an additional 1,485,000 shares of common stock from the Company to cover over-allotments, if any.  The closing of the offering is expected to take place on or about November 16, 2010, subject to the satisfaction of customary closing conditions.

The Company plans to use the net proceeds from the financing primarily for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses.

The shares will be offered and sold pursuant to a shelf registration statement filed with the Securities and Exchange Commission on October 16, 2009 and declared effective on November 2, 2009 and a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

Piper Jaffray acted as the sole underwriter for this offering.   The offering of these securities will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, Telephone 1-800-747-3924.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Company's common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Micromet
Micromet, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® technology, as well as conventional monoclonal antibodies. The Company’s lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia.  Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Bayer Schering Pharma, Boehringer Ingelheim, MedImmune, Merck Serono, Nycomed and sanofi-aventis. Additional information can be found at www.micromet.com

Safe Harbor Statement
This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the completion and timing of the offering of our securities, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include uncertainties regarding the market conditions and investor interest in the offering and other risks identified in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
240-235-0246
Jennifer.neiman@micromet.com